UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2006

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The executive officers of AmerisourceBergen Corporation (the “Registrant”) participate in the Registrant’s annual incentive plan (“AIP”), an annual cash bonus program. Annual AIP payments to executive officers are tied primarily to the achievement of measurable Registrant or business group financial performance criteria and secondarily with the achievement of non-financial, individual criteria. The financial performance criteria for the executive officers in fiscal year 2006 included some or all of the following: earnings per share and return on committed capital at the Company level and, to the extent applicable for the particular executive officer, earnings before interest and taxes and return on committed capital at the business group level.

On or about November 22, 2006, each of the Registrant’s executive officers received their AIP payments for fiscal year 2006. The AIP payments were as follows: R. David Yost, Chief Executive Officer, $1,585,479; Kurt J. Hilzinger, President and Chief Operating Officer, $869,440; Michael D. DiCandilo, Executive Vice President and Chief Financial Officer, $638,400; Steven H. Collis, Senior Vice President and President, AmerisourceBergen Specialty Group, $477,480; and Terrance P. Haas, Senior Vice President and President, AmerisourceBergen Specialty Group, $360,000.

The target incentive levels for the executive officers under the AIP for fiscal year 2006 ranged from 100% to 120% of base salary, plus the potential to receive an additional bonus, which we refer to as a stretch bonus, of up to 50% of the target incentive level if the Registrant exceeded its earnings per share target or, to the extent applicable to the particular executive officer, its earnings before interest and taxes for the business group level.

The percentage of target incentive level for fiscal year 2006 actually paid to the executive officers as bonus ranged from 90% to 121.6% of their respective target incentive levels (90% to 146% of their respective base salaries), including stretch bonuses for certain executives ranging from 11% to 21.6% of target incentive (11% to 26% of base salaries). All of the executive officers were paid based exclusively upon the performance criteria applicable to each of them with the exception of Mr. Haas, whose AIP payment also gave recognition to the significant efforts and contributions that he made to the Registrant’s performance, including superior working capital performance by the Registrant and the Registrant’s drug distribution business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 28, 2006	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer